Empire Post Media, Inc.

2620 Regatta Drive
Suite 102
Las Vegas, Nevada 89128

April 10, 2020

Jung Yong Lee
(aka John Lee)
Via email: zizone65@gmail.com

John Lee
Saean, Inc. (Nevada Corporation)
2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128

John Lee
Saean, Inc. (Nevada Corporation)
7055 W Laredo St
Las Vegas, Nevada 89117

Re: Cancellation of Consulting Agreement.

John:

In reference to Paragraphs 2.2 and 2.3 of the Consulting Agreement between you and Empire Post Media, Inc. (EMPM) effective January 1,2020, EMPM, hereby, cancels and terminates the subject Consulting Agreement effective immediately for the following reasons:

1. You have, yourself, admitted in writing that you and EMPM are moving in different directions and you wish not to work with EMPM.
2. You have retained a lawyer and threatened legal action against EMPM.
3. You have a conflict of interest in that you are President and CEO, and EMPM which have legal action pending.
4. You have not performed any of the obligations you were contracted to perform under the consulting Agreement.
5. You have violated the confidentiality agreement which is part of the Consulting Agreement.

Please be advised that you are still subject to the confidentiality agreement portion of the Consulting Agreement.

Demand is now made that you cease, desist, and refrain from making statements which involve any information regarding Empire Post Media, Inc.

Sincerely,

W. A. Sawyer

William A. Sawyer
President and CEO
Empire Post Media, Inc.